Exhibit 10.23

EARLE M. JORGENSEN COMPANY

IPO CASH BONUS PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

The purpose of the Plan is to assist the Company in retaining and motivating certain employees of the Company. The Plan is adopted by the Board effective as of the Effective Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms, whenever used in the capitalized form in this Plan, are defined as set forth below:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Bonus Award” means, with respect to any Participant, a cash bonus granted under this Plan, which is equal to the Group 1 Bonus plus, if such Participant is a Group 2 Participant, the Group 2 Bonus.

2.3 “Bonus Pool” means the sum of the Group 1 Bonus Pool and the Group 2 Bonus Pool.

2.4 “Closing Date” means the date of closing of the IPO.

2.5 “Common Stock” means the shares of common stock of Earle M. Jorgensen Holding Company, Inc., par value $0.01.

2.6 “Company” means Earle M. Jorgensen Company and includes any successor or assignee entity into which the Company may be merged, changed or consolidated; any entity for whose securities the equity interests of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.7 “Effective Date” means the date of execution of this Plan as set forth on the signature page hereof.

2.8 “Group 1 Bonus” means, with respect to any Participant, such portion of the Group 1 Bonus Pool as shall be allocated to such Participant in accordance with the terms hereof.

2.9 “Group 1 Bonus Pool” means a cash pool in the amount of $7,500,000 to be allocated to Participants in accordance with the terms hereof.

2.10 “Group 2 Bonus” means, with respect to any Group 2 Participant, such portion of the Group 2 Bonus Pool as shall be allocated to such Participant in accordance with the terms hereof.

2.11 “Group 2 Bonus Amount” means the maximum amount that can be paid to each Group 2 Participant from the Group 2 Bonus Pool, which amount shall be calculated by the Company in its discretion as of the Closing Date.

2.12 “Group 2 Bonus Pool” means a cash pool in the amount of $1,000,000 to be allocated to Group 2 Participants in accordance with the terms hereof.

2.13 “Group 2 Participant” means a Participant who (i) is not eligible to receive bonuses under the Earle M. Jorgensen Incentive Bonus Plan or Earle M. Jorgensen Sales Incentive Bonus Plan, and (ii) is scheduled to receive a Group 1 Bonus hereunder in an amount that is less than the Group 2 Bonus Amount.

2.14 “IPO” means the Company’s initial public offering of shares of the common stock pursuant to an effective registration statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended.

2.15 “Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization, dated as of December 17, 2004, by and among the Company, Earle M. Jorgensen Holding Company, Inc. and EMJ LLC, a Delaware limited liability company.

2.16 “Participant” means any employee of the Company or its affiliates who is an active participant in the Qualified Plan as of the Closing Date.

2.17 “Plan” means the Earle M. Jorgensen Company IPO Cash Bonus Plan, as set forth herein and as may be amended from time to time.

2.18 “Qualified Plan” means the Earle M. Jorgensen Stock Bonus Plan, as it may be amended or restated from time to time.

2.19 “Representative” means the individual named by the Participant as his or her Representative under the Plan or if no such person is named or survives the Participant, any of the following as determined by the Board (based on such evidence as it may require):

(a) The person or entity acting as the executor or administrator of the Participant’s estate pursuant to the last will and testament of the Participant or pursuant to the laws of descent and distribution applicable to the Participant;

(b) the person or entity acting as the guardian or temporary guardian of the Participant; or

(c) the person or entity which is the principal beneficiary of the Participant upon or following the Participant’s death;

provided that only one of the foregoing shall be a Representative at any point in time.

2.20 “Termination of Employment” means the occurrence of any act or event, whether pursuant to the Participant’s employment agreement or otherwise, that actually or effectively causes or results in the Participant’s ceasing, for whatever reason, to be an employee of the Company or any of its affiliates, including, without limitation, retirement, death, disability, dismissal, severance at the election of the Participant or severance as a result of the discontinuance, liquidation, sale or transfer by the Company of businesses owned or operated by the Company.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Board. The Board may authorize any one or more of the Company’s officers to execute and deliver documents on behalf of the Company for purposes of this Plan. The Board may allocate among one or more of the Company’s officers, or may delegate to one or more of the Company’s officers, such duties and responsibilities with respect to the Plan as it determines. The Board will enforce the Plan in accordance with its terms and will have all powers necessary to accomplish that purpose, including, but not limited to, the following authority:

(a) to make determinations as to any Bonus Award to be granted under this Plan (including, but not limited to, the calculation of the Group 2 Bonus Amount) and to make such adjustments as are reasonably necessary to account for extraordinary or special events or circumstances;

(b) to determine the basis of the Participant’s Termination of Employment;

(c) to terminate or cancel, with the consent of the Participant or as otherwise provided in the Plan, outstanding participation herein;

(d) to require, as a condition of the payment of any distribution, the withholding from a Participant of the amount of any federal, state or local taxes as may be required or permitted by law;

(e) to determine the amount and the permissible methods of payment under the Plan in the event of circumstances not contemplated hereunder;

(f) to construe and interpret the Plan and the terms hereof;

(g) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties and the administration of the Plan;

(h) to authorize all distributions in accordance with the provisions of the Plan;

(i) to keep records relating to the Participants and other matters applicable to the Plan;

(j) to prescribe procedures to be followed by the Participant in claiming benefits; and

(k) to prescribe and adopt the use of necessary forms, including the forms to be utilized in connection with this Plan.

The Board shall also have the authority to adopt, alter and repeal such rules, regulations, guidelines and practices governing the Plan as the Board shall in its opinion, from time to time, deem advisable, to interpret the terms and provisions of the Plan, and to otherwise administer the Plan.

Any decision, determination or interpretation made by the Board pursuant to the provisions of the Plan shall be made in the Board’s sole discretion, but subject to the terms of the Plan, and in the case of any decision or determination relating to any entitlement hereunder, may be made at the time of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions or determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and each Participant.

ARTICLE IV

BENEFITS AVAILABLE UNDER THE PLAN

4.1 Bonus Awards. Bonus Awards shall be granted to each Participant under this Plan and the amount of each bonus Award shall be calculated as of the Closing Date according to the calculation method described herein.

4.2 Calculation of Bonus Awards. A Participant’s Bonus Award shall be calculated as follows:

(a) A Participant’s Group 1 Bonus shall be equal to the product of (i) the Group 1 Bonus Pool and (ii) a fraction the numerator of which is the number of shares of Common Stock allocated to such Participant’s account under the Qualified Plan as of the Closing Date, and the denominator of which is the total number of shares of Common Stock allocated to all Participants’ accounts under the Qualified Plan as of the Closing Date.

(b) If a Participant is a Group 2 Participant, such Participant’s Bonus Award shall include an additional Group 2 Bonus, which shall be equal to the difference between the Group 2 Bonus Amount and such Participant’s Group 1 Bonus; provided, however, that if as of the Closing Date, the Participant has been employed by the Company or any of its affiliates for a period equal to or less than one year, the Participant’s Group 2 Bonus shall be further multiplied by a fraction the numerator of which is the number of actual days in such one-year period during which the Participant was effectively employed by the Company or any of its affiliates, and the denominator of which is 365.

4.3 Benefit Distribution. Each Participant’s right to receive a distribution of all or any portion of any Bonus Award earned under this Article V shall be determined in accordance with Article VI.

4.4 Effect of Certain Changes. In the event of (a) a change in the Company’s accounting principles or methods, (b) a merger, consolidation or acquisition or disposition of material assets of the Company outside of the ordinary course of business, or (c) the occurrence of any other event such that (in the opinion of the Board) the method adopted hereunder for purposes of calculating Bonus Awards under this Plan no longer provides Participants with such incentives as are contemplated by the Company, appropriate adjustments may be adopted in a manner reasonably determined by the Board to make newly granted Bonus Awards fairly comparable to the Bonus Awards granted prior to the event described in this paragraph.

ARTICLE V

VESTING AND DISTRIBUTION OF PLAN BENEFITS

5.1 Vesting. Notwithstanding anything herein to the contrary, a Participant’s Bonus Award under the Plan shall only become vested and nonforfeitable on the Closing Date. In the event a Participant incurs a Termination of Employment for any reason whatsoever at any time before the Closing Date, such Participant’s Bonus Award shall be forfeited immediately in its entirety, and no payment shall be made to such Participant hereunder.

5.2 Distribution. Unless the Board decides otherwise in the Board’s sole discretion, distribution of a Participant’s Bonus Award shall be made as soon as administratively feasible after the consummation of the IPO.

5.3 Designation of Representative. The Participant may designate a Representative to receive any payments in respect of his or her Bonus Award in the event the Participant dies before receiving the full Bonus Award to which he or she was otherwise entitled. The Representative entitled to any such payments shall be designated by the Participant on a form provided or approved by the Company’s Chief Executive Officer (the “Chief Executive Officer”) for that purpose. The Participant may change such designation of Representative from time to time by filing a new representative designation form with the Chief Executive Officer. No designation of Representative or change of Representative shall be effective until filed with the Chief Executive Officer. If more than one Representative shall be designated, the Representatives shall share any distribution on an equal basis unless otherwise indicated by the Participant. If a Representative commences to receive payments under this Section but dies before distribution of the entire amount of the Bonus Award to which such Representative is entitled has been completed, the value of the remaining payments shall be made to the Representative’s estate.

5.4 Facility of Payment. If the Participant is declared an incompetent and a conservator, guardian or other person legally charged with the Participant’s care has been appointed, any Bonus Award to which the Participant is entitled under this Plan shall be payable to such conservator, guardian or other person legally charged with the Participant’s care. The decision of the Board in such matters shall be final, binding and conclusive upon the Company, the Participant, and every other person or party interested or concerned. Neither the Company nor the Board shall be under any duty to see to the proper application of such payments.

ARTICLE VI

MISCELLANEOUS

6.1 Amendments and Termination.

(a) The Board may terminate or amend the Plan at any time in its sole discretion, but no termination or amendment shall be made which would impair the rights of a Participant with respect to such Participant’s Bonus Award determined through the date of termination or amendment.

(b) This Plan, and the Company’s obligations hereunder, shall terminate if the Merger Agreement is terminated or expires and the merger and financial restructuring has not been consummated as contemplated thereby.

(c) This Plan shall terminate upon any of the following events: legal adjudication of the Company as bankrupt, general assignment by the Company to or for the benefit of its creditors, or dissolution of the Company (unless such dissolution is involuntary and the Company is reinstated as permitted by law) other than by form of or as a result of a reorganization where the business of the Company is continued.

6.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive in the form of cash bonuses payable to Plan Participants, unless the Board decides otherwise in the Board’s sole discretion.

6.3 Deduction of Taxes from Amounts Payable. The Company may withhold whatever taxes (including FICA, state or federal taxes) as the Company is legally required or permitted to withhold to protect the Company against liability for the payment of such withholding taxes, and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant or, if none, from payment of the Bonus Award hereunder.

6.4 Controlling Law. The Plan and the Bonus Awards granted and actions taken in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

6.5 Offset. Any amounts owed to the Company by the Participant (of whatever nature) may be offset by the Company against any Bonus Award payable under this Plan, and no Bonus Award payable under this Plan shall be distributed unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

6.6 Other Benefits. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees. Subject to the foregoing, any amounts payable or rights or benefits furnished the Participant under any other plan, program, policy, practice, contract or agreement with the Company at or subsequent to the Participant’s Termination of Employment shall be payable in accordance with the terms of such plan, program, policy, practice, contract or agreement and without regard to this Plan. Subject to the foregoing, amounts payable or in respect of this Plan shall not be taken into account with respect to any other employee benefit plan or arrangement of the Company.

6.7 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter any contractual relationship between the Participant and the Company. Nothing contained herein shall be construed to constitute a contract of employment between the Company and the Participant. The Company and the Participant shall continue to have the right to terminate the employment relationship at any time for any reason, subject, however, to the terms of the Participant’s employment agreement, if any. The Company shall not have an obligation to retain the Participant in its employ as a result of this Plan.

6.8 No Company Obligation. Neither the Company nor the Board shall have any duty or obligation to affirmatively disclose to the Participant, and such Participant shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the granting, vesting, distribution or termination of any Bonus Award described in this Plan.

6.9 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

6.10 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

6.11 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company under this Plan shall be binding upon the Participant’s heirs, legal representatives and successors.

6.12 No Liability. The Company shall have no liability or obligation whatsoever in connection with this Plan, except for the Bonus Awards expressly provided for under this Plan. In no event shall the Company be liable for indirect, special or consequential damages.

6.13 Indemnification. The officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

6.14 Non-transferability of Bonus Awards. Except as provided herein, the Bonus Awards payable hereunder, and any interest therein, shall not be transferable by the Participant, and the Participant shall not be permitted to anticipate, alienate, sell, assign, transfer, pledge or otherwise encumber his or her rights to Bonus Awards. Any attempted anticipation, alienation, sale, assignment, pledge or encumbrance shall be null and void ab initio. No interest or right to any Bonus Award may be taken for the satisfaction of debts of, or other obligations or claims against the Participant.

6.15 Waiver; Cumulative Rights. The failure or delay of a party to require performance by the other party of any provision of this Plan shall not affect such party’s right to require performance unless and until such performance has been expressly waived in writing.

6.16 Entire Agreement. This Plan constitutes the entire agreement of the Company and the Participant with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this Plan.

IN WITNESS WHEREOF, this Plan has been duly executed and delivered by the duly authorized officer of the Company hereto on January 28, 2005.

EARLE M. JORGENSEN COMPANY

By:	/s/ Maurice S. Nelson, Jr.
Maurice S. Nelson, Jr.

Its:	President and Chief Executive Officer